Exhibit 1.1

                         Ameritrans Capital Corporation

                            (a Delaware corporation)

                                    ARTICLE I

                                      NAME

     The name of the corporation (the "Corporation") shall be:

                         Ameritrans Capital Corporation

                                   ARTICLE II

                                    DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                                    PURPOSES

     The purposes for which the Corporation is organized are:

     To acquire, develop, or engage in any business venture or enterprise whatsoever; to own and operate any business venture or enterprise whatsoever; to acquire, hold, and dispose of real or personal property and property of any kind or nature, tangible or intangible; and generally to do any act convenient to the foregoing;

     To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

     To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware, and to exercise all powers allowed or permitted thereunder.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The Corporation shall have authority to issue an aggregate of 6,000,000 shares, of which 5,000,000 shares shall be Common Stock par value $.0001 per share and 1,000,000 shall be Preferred Stock par value $.01 per share.



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     No holder of shares of any class of the  Corporation  or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

     The following is a statement of the designations and the powers, preferences, and rights, and the relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions of the shares of each class:

     i. Except as any provision of law, any provision herein or elsewhere in the Certificate of Incorporation may otherwise provide, each share of Common Stock of the Corporation shall have the same rights, privileges, interests and attributes, and shall be subject to the same limitations, as every other share of the Corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart or paid, an equal proportion of any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, which may be made, an equal proportion of the distribution of any bonds or property of the Corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the Corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Each issued and outstanding share of Common Stock shall entitle the holder of record thereof to one vote per share.

     ii. Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights and limitations as may be fixed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for in the resolutions creating such series or required by applicable law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof


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including,  without limitation,  dividend rights,  conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

                                    ARTICLE V

                             LIMITATION OF LIABILITY

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware, as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                   ARTICLE VI

                     REGISTERED OFFICE AND REGISTERED AGENT

     The name and address of the Corporation's registered agent and office in the state of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, County of Kent, 19903. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE VII

                                    AMENDMENT

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation elects not to be governed by the provisions of section 203 of the General Corporation Law regarding business combinations with interested shareholders.

                                   ARTICLE IX

                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the


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stockholders of the  Corporation may also alter,  amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.

                                    ARTICLE X

                                    DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed, and may be increased or decreased from time to time, in the manner provided in the bylaws of the Corporation.

                                   ARTICLE XI

     The name and address of the sole incorporator is as follows:

     Paula S. Zimmerman                          c/o Stursberg & Veith
                                                 405 Lexington Avenue
                                                 Suite 4949
                                                 New York, New York 10174-4902

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand this 12th day of February, 1998.

                                                 /S/ Paula S. Zimmerman
                                                 ------------------------------
                                                 Paula S. Zimmerman


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